Exhibit 99.3

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

CASCAL N.V.,

Plaintiff,

v.	No. 10 Civ. 3613 (LAK)

SEMBCORP UTILITIES PTE LTD.,	ECF Case
SEMBCORP INDUSTRIES LTD.,
BIWATER INVESTMENTS LTD., and
BIWATER HOLDINGS LIMITED,

Defendants.

DECLARATION OF WILLIAM SAVITT IN SUPPORT OF THE BIWATER

DEFENDANTS’ MOTION TO DISMISS FOR LACK OF JURISDICTION OR,

ALTERNATIVELY, ON FORUM NON CONVENIENS GROUNDS

1. I am a partner at the law firm of Wachtell, Lipton, Rosen & Katz, counsel for Defendants Biwater Investments Ltd. and Biwater Holdings Limited.

2. I respectfully submit this declaration pursuant to 28 U.S.C. § 1746 to provide the Court with certain documents that are referenced in the Memorandum of Law in Support of the Biwater Defendants’ Motion to Dismiss for Lack of Jurisdiction or, Alternatively, on Forum Non Conveniens Grounds.

3. To aid the Court’s review of these documents and reduce the volume of material submitted to the Court, certain of the documents submitted herewith (which are designated below) are being provided in excerpted form. Full versions of such documents will be provided upon request of the Court or counsel.

4. Submitted herewith are true and correct copies of the following:

Exhibit	Description

1	Excerpts from Cascal N.V. Form 20-F for period ending Mar. 31, 2009, filed July 1, 2009

2	Letter from Richard East, Quinn Emanuel to Directors of Biwater Holdings Limited, dated April 29, 2010

3	Excerpts from Biwater Plc Annual Report & Accounts 2007-2008

4	Sembcorp Industries Ltd & Sembcorp Utilities Pte Ltd Schedule 13D, filed April 27, 2010

5	Excerpts from Sembcorp Industries Ltd 2009 Annual Report

6	Letter from Biwater Plc to Board of Directors of Cascal N.V., dated Nov. 9, 2009 (“Letter Agreement”)

7	Letter from Biwater Plc to Sembcorp Industries Ltd, dated Nov. 9, 2009 (“NDA”)

8	Tender Offer and Stockholder Support Agreement between Sembcorp Utilities Pte Ltd, Biwater Investments Ltd., and Biwater Holdings Ltd., dated Apr. 26, 2010

I declare under penalty of perjury that the foregoing is true and correct.

Executed on May 12, 2010
In New York, New York.

/s/ William Savitt
William Savitt